SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 20, 2012

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwritten Offering of Common Stock and Warrants

On September 21, 2012, Pacific Ethanol, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter in a firm commitment underwritten public offering an aggregate of 27,500,000 units (“Units”) to be sold to the Underwriter at the closing of the offering, and up to 4,125,000 Units subject to an over-allotment option granted to the Underwriter exercisable for a period of 30 days. Each Unit consists of (i) one share of common stock, $0.001 par value per share (“Common Stock”) of the Company (collectively, the “Common Shares”) and (ii) one warrant (collectively, the “Warrants”) to purchase one share of Common Stock for a term of three years (the shares of common stock underlying the Warrants are referred to herein as the “Warrant Shares”). Each Unit shall be sold at a public offering price of $0.40 per Unit.

The Common Shares, the Warrants and the Warrant Shares are being issued and sold pursuant to an effective registration statement on Form S-3 (Registration No. 333-180731) (as amended and supplemented to date, the “Registration Statement”).

The Warrants will become exercisable immediately upon issuance and will expire three years from the date of issuance. The exercise price of the Warrants is $0.59 per share of Common Stock. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting Common Stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders.

Holders of the Warrants will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, in either case at the option of the holder, provided that, any increase will only be effective upon 61-days’ prior notice from the holder to the Company. The Company does not plan to apply to list the Warrants on the NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

The forgoing description is intended to provide a summary of the material terms of the offering, the Underwriting Agreement and the Warrants.  This summary is qualified in its entirety by reference to the Underwriting Agreement and the form of Warrants, which are filed as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K. Readers should review those documents for a complete understanding of the terms and conditions associated with the offering. The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is expected to close on September 26, 2012, subject to the satisfaction of customary closing conditions. The net proceeds to the Company from the offering are expected to be approximately $10.1 million after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, and excluding any proceeds the Company may receive upon exercise of the Warrants to be issued in the offering. The Company will use the net proceeds of the offering to prepay the outstanding amounts due and owing under certain outstanding senior unsecured notes it issued in July 2012, or Notes, to the maximum extent possible. In the event the net proceeds of this offering exceed the approximately $10.0 million in principal and interest due and owing under the Notes, the Company anticipates using the remaining net proceeds of this offering for general corporate purposes, which may include, among other things, working capital requirements, capital expenditures, acquisitions, and the repayment of outstanding indebtedness. Pending the application of the net proceeds, the Company expects to invest the net proceeds in demand deposit accounts or short-term, investment-grade securities.

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Item 7.01.	Regulation FD Disclosure.

On September 20, 2012, the Company issued a press release announcing that it intended to make the above-described public offering of securities. On September 21, 2012, the Company issued a press release announcing the pricing and terms of the above-described offering. Copies of the two press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the offering discussed in Item 1.01, the legal opinion letter of Troutman Sanders LLP, counsel to the Company, regarding the validity of the Common Shares, the Warrants and the Warrant Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.  The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Number	Description

1.1	Underwriting Agreement by and between the Company and Lazard Capital Markets LLC dated as of September 21, 2012 (*)

5.1	Opinion of Troutman Sanders LLP (*)

10.1	Form of Warrants (*)

99.1	Press Release dated September 20, 2012 (*)

99.2	Press Release dated September 21, 2012 (*)

__________________

(*)	Filed herewith. All of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2012	PACIFIC ETHANOL, INC.

	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright
Vice President, General Counsel & Secretary

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EXHIBITS FILED WITH THIS REPORT

Number	Description

1.1	Underwriting Agreement by and between the Company and Lazard Capital Markets LLC dated as of September 21, 2012

5.1	Opinion of Troutman Sanders LLP

10.1	Form of Warrants

99.1	Press Release dated September 20, 2012

99.2	Press Release dated September 21, 2012

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